Exhibit 99.2

News Release
B&W Amends Rights Offering

(CHARLOTTE, N.C. - April 10, 2018) - Babcock & Wilcox Enterprises, Inc. (“B&W”) (NYSE: BW) announced today that it is extending the expiration date and amending other terms of its previously announced rights offering, which commenced on March 19, 2018. Pursuant to the rights offering, B&W distributed one nontransferable subscription right to purchase additional common shares for each common share held as of 5:00 p.m., New York City time, on March 15, 2018 (the “Rights Distribution Record Date”). The Rights Distribution Record Date is not being amended.

As amended, each right now entitles holders to purchase 2.8 common shares at a subscription price of $2.00 per share; under the previous terms, each right entitled holders to purchase 1.4 common shares at a price of $3.00 per share. B&W will not issue any fractional shares in the amended rights offering and exercises of rights will be rounded down to the nearest whole common share.

Rights may be exercised at any time during the subscription period, which commenced on March 19, 2018 and will now expire at 5:00 p.m., New York City time, on April 30, 2018, unless B&W further extends the subscription period. Holders of rights who previously exercised their rights must complete and submit a new rights certificate in order to participate in the amended rights offering. Any amounts previously submitted by such holders to cover the applicable subscription price will be promptly returned. Holders who exercise their rights to participate in the amended rights offering may revoke their election to exercise their rights at any time on or before 5:00 p.m., New York City time, on April 27, 2018.

B&W now expects to issue 124.3 million common shares in the amended rights offering, including any shares issued to Vintage Capital Management, LLC, currently a 14.9% shareholder of B&W (“Vintage”), as backstop purchaser. Proceeds from the amended rights offering will be used to repay all amounts owed under B&W’s second-lien term loan and for working capital purposes.

B&W will mail new subscription certificates evidencing the rights and a copy of the prospectus supplement describing the terms of the amended rights offering to shareholders as of the Rights Distribution Record Date and will file these materials with the Securities and Exchange Commission (the “SEC”). These materials will be available on B&W’s investor relations website at www.investors.babcock.com, and on the SEC’s website, www.sec.gov. These materials will also be available in a form that may be downloaded together with instructions for shareholders that beneficially own shares in street name in brokerage or other accounts.

B&W reserves the right, in its sole discretion, to further amend or terminate the amended rights offering at any time prior to its expiration date.

Neither B&W nor B&W’s Board of Directors has made any recommendation as to whether shareholders should exercise rights in the amended rights offering, although directors and executive officers may exercise their rights in their individual capacities. Shareholders are urged to carefully review the revised subscription materials B&W will provide and consult with their own legal and financial advisors in deciding whether or not to exercise their rights. The rights are nontransferable. As such, shareholders are not able to sell their rights if they do not wish to exercise them. Oversubscription rights are not available for shareholders desiring to purchase additional common shares. As previously disclosed, Vintage will serve as a backstop purchaser for the amended rights offering, but will not be paid a fee for so doing.

Substantially simultaneously with this release, B&W published a separate release updating its prior disclosures. This release will also be filed with the SEC on Form 8-K and will be available on B&W’s investor relations website. Rights holders are urged to consider these matters, trading prices for B&W shares and other information relevant to an investment in B&W before deciding whether or not to exercise rights in the amended rights offering.

The Audit and Finance Committee of the Board of Directors of B&W determined that the delay that would result from obtaining shareholder approval prior to the completion of the amended rights offering would seriously jeopardize the financial viability of B&W. Because of that determination, the Audit and Finance Committee, pursuant to an exception provided in the New York Stock Exchange’s (the “NYSE”) shareholder approval policy for such a situation, approved the transaction and B&W's reliance on the NYSE financial viability exception.

A registration statement relating to these securities has been filed with the SEC and is effective. The information in this press release is not complete and is subject to change. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The amended rights offering will be made only by means of a prospectus supplement, copies of which will be mailed to all eligible record date shareholders and can be accessed through the SEC’s website at www.sec.gov. A copy of the prospectus supplement may also be obtained from the information agent, D.F. King & Co., Inc., toll free at (800) 283-3192, or email at bw@dfking.com. Additional information regarding the amended rights offering is set forth in B&W’s prospectus supplement filed with the SEC.

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements. You should not place undue reliance on these statements. Statements that include the words "expect," "intend," "plan," "believe," "project," "forecast," "estimate," "may," "should," "anticipate" and similar statements of a future or forward-looking nature identify forward-looking statements. These forward-looking statements address matters that involve risks and uncertainties and include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general. There are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Differences between actual results and any future performance suggested in our forward-looking statements could result from a variety of factors, including the following: our ability to continue as a going concern; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing, and to successfully complete our amended rights offering and repay our second-lien term loan, or otherwise; the highly competitive nature of our businesses; general economic and business conditions, including changes in interest rates and currency exchange rates; general developments in the industries in which we are involved; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors or suppliers to perform their obligations on time and as specified; our ability to realize anticipated savings and operational benefits from our restructuring plans and other cost-savings initiatives; our ability to successfully integrate and realize the expected synergies from acquisitions; our ability to successfully address productivity and schedule issues in our Renewable segment, including the ability to complete our Renewable energy projects within the expected timeframe and at the estimated costs; willingness of customers to waive liquidated damages or agree to bonus opportunities; our ability to successfully partner with third parties to win and execute renewable projects; changes in our effective tax rate and tax positions; our ability to maintain operational support for our information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; our ability to protect our intellectual property and renew licenses to use intellectual property of third parties; our use of the percentage-of-completion method of accounting; the risks associated with integrating businesses we acquire; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; changes in, or our failure or inability to comply with, laws and government regulations; difficulties we may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; our limited ability to influence and direct the operations of our joint ventures; potential violations of the Foreign Corrupt Practices Act; our ability to successfully compete with current and future competitors; the loss of key personnel and the continued availability of qualified personnel; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where we do business or seek new business; the possibilities of war, other armed conflicts or terrorist attacks; and our ability to successfully consummate strategic alternatives for our MEGTEC and Universal businesses if we determine to pursue them.

If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the SEC, including our most recent annual report on Form 10-K. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

Headquartered in Charlotte, N.C., Babcock & Wilcox is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow us on Twitter @BabcockWilcox and learn more at www.babcock.com.

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Investor Contact:                        Media Contact:
Chase Jacobson                        Ryan Cornell

Vice President, Investor Relations	Public Relations
Babcock & Wilcox                        Babcock & Wilcox
704.625.4944 | investors@babcock.com            330.860.1345 | rscornell@babcock.com